Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

LIVEVOX HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and (h)	4,912,036 (2)	$4.26(3)	$20,925,273.36	0.0000927	$1,939.77	(4)
Total Offering Amounts					$20,925,273.36		$1,939.77
Total Fee Offsets							N/A
Net Fee Due							$1,939.77

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock which become issuable under the LiveVox Holdings, Inc. 2021 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of outstanding Class A common stock.

(2)

Represents shares of Class A common stock issuable pursuant to the Plan being registered herein, which shares consist of shares of additional Class A common stock reserved and available for delivery with respect to awards under the Plan, shares of Class A common stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.

(3)

Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $4.26 per share represents the average of the high and low sales prices of the Class A common stock as reported on The Nasdaq Global Select Market on March 10, 2022.

(4)

Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional shares of Class A common stock under the Plan. A Registration Statement on Form S-8 has been filed previously on August 18, 2021 (File No. 333-258887) covering an aggregate of 10,747,000 shares of Class A common stock reserved for issuance pursuant to awards under the Plan.